SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2003

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices) (Zip code)

(617) 912-1900
(Registrant’s telephone number, including area code)

Item 7.  Exhibits.

(c)           Exhibits.  The following exhibits are being furnished herewith:

Exhibit Number	Title

99.1	Press Release issued by Boston Private Financial Holdings, Inc., dated May 2, 2003
99.2	Slide Presentation prepared by Boston Private Financial Holdings, Inc. for May 2, 2003 conference call

Item 9.  Regulation FD Disclosure.

On May 2, 2003, a press release was issued announcing that Boston Private Financial Holdings, Inc. (“Boston Private”) had entered into a limited liability company interest purchase agreement with Dalton, Greiner, Hartman, Maher & Co. (“DGHM”), Value Asset Management, Inc., DGHM Acquisition Co., 1100 Fifth Avenue Partners, Inc., f/k/a Dalton, Greiner, Hartman, Maher & Co., Inc. (“Fifth Avenue”), and the stockholders of Fifth Avenue.  In connection with the closing of this transaction, DGHM will convert from a Delaware general partnership to a Delaware limited liability company and then Boston Private will acquire an 80% interest in such limited liability company.  The closing of this transaction is subject to customary closing conditions for transactions of this type, including bank regulatory approvals and the receipt of consents from DGHM’s clients.  A copy of the press release dated May 2, 2003 is filed herewith as Exhibit 99.1 and a copy of the slide presentation to be presented on the conference call scheduled for May 2, 2003 at 11:00 a.m. eastern standard time is filed herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K (including the exhibits hereto) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of Boston Private under the Securities Act of 1933, as amended.  Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by Boston Private that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: May 2, 2003	/s/ Walter M. Pressey
Walter M. Pressey
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Boston Private Financial Holdings, Inc., dated May 2, 2003
99.2	Slide Presentation prepared by Boston Private Financial Holdings, Inc. for May 2, 2003 conference call